ROSS MILLER Secretary of State 204 North Carson Street, Suite 4 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

	Filed in the office of Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 20100422933-56
Filing Date and Time 06/11/2010 12:55 PM
Entity Number E0284182010-8
Articles of Incorporation (PURSUANT TO NRS CHAPTER 78)

1. Name of Corporation:	DRIVE ASSURE, INC.

2. Registered Agent for Service of Process:	Commercial Registered Agent: CSC SERVICES OF NEVADA, INC.

3. Authorized Stock:	100,000,000 common, par value per share $0.0001 10,000,000 blank check preferred, par value $0.0001

4. Names and Addresses of the Board of Directors/Trustees:	Alexander Fridman 1020 Fourth Avenue Wall Township, NJ, 07719

5. Purpose (optional):	The purpose of the corporation shall be:

6. Name, Address and Signature of Incorporator:	CSC SERVICES OFNEVADA, INC. 502 EAST JOHN STREET CARSON CITY, NV 89706	/s/
Incorporator Signature

7. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity.
	X	6/11/10
	Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity	Date